Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                           FIBER OPTIC LEASE AGREEMENT

         THIS FIBER OPTIC LEASE AGREEMENT ("Agreement"), made this 31st day of March, 1998, between FiveCom LLC, a Massachusetts limited liability company, ("Vendor") having an office at 391 Totten Pond Road, Suite 401, Waltham, MA, 02154, and Sprint Communications Company L.P., a Delaware limited partnership ("Sprint"), having an office at 1200 Main, Kansas City, MO 64105, Vendor and Sprint being collectively referred to as the "Parties."

BACKGROUND:

         Vendor will lease to Sprint [**]

         Sprint will accept the leased fibers in accordance with the terms and conditions of this Agreement;

         THEREFORE, the Parties agree as follows:


ARTICLE 1.  DEFINITIONS

Unless otherwise defined herein, the terms used in this Agreement will have their normal or customary meanings. In addition, for the purpose of this Agreement, the following terms will have the meanings set forth:

Acceptance:                Written notification issued to Vendor by Sprint,
                           stating Sprint's intent to receive with approval the Route that is in conformance with this Agreement and all product specifications.

Conditional Acceptance:    Written notification issued to Vendor by Sprint,
                           stating Sprint's intent to receive the Route that is not in conformance with this Agreement and all product specifications, with the express condition that all deficiencies impeding conformance will be corrected.

Demarcation                Point: The point which defines where issues of
                           ownership and maintenance begin and end, as set forth in Article 2.5.

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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


Point of Presence (POP):   The point of interface between the interexchange
                           network and the local network.

Right-of-Way               (ROW): Easement or right to use real property owned
                           by native electric utilities, railroads, individuals, or other entities. Vendor has or will acquire appropriate interests in such real property, or other rights as may be required to provide and maintain
                           Sprint Fibers and Vendor Sites.

Route: The Vendor-designed, engineered and constructed fiber optic cable and facilities between the Sprint Sites, including, but not limited to, Sprint Fibers, Vendor Sites and Sprint Space.

Service-Affecting
Condition:                 Any Route failure causing loss of revenue bearing
                           traffic to Sprint.

Potential Service
Affecting Condition:       Any deficiency that left unchecked and uncorrected
                           could become service affecting.

Sprint Electronics:        The fiber optic or other telecommunications equipment
                           used to facilitate telecommunication services over the Sprint Fibers.

Sprint Fibers:             Six (6) single mode non-dispersion shifted fibers
                           within a fiber optic cable installed on the Route, as set forth in Exhibit B.

Sprint Sites:              The Sprint facilities located at [**]

Sprint Space: Floor space and facilities provided by Vendor exclusively for Sprint's use during the Term hereof and Renewals thereto, within or on the Vendor Sites as further defined in Exhibit C.

Vendor Sites:              The Vendor provided facilities identified on Exhibit
                           A used to house equipment to operate a
                           telecommunications network along the Route.


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ARTICLE 2.  SCOPE OF AGREEMENT

         2.1 Vendor has designed, engineered, constructed or will cause to be constructed, facilities and has acquired appropriate Right-of-Way or other rights, all as may be required to provide, and maintain the Route, as more fully defined in the Exhibits of this Agreement. Any acts required of Vendor to be performed for Sprint to Accept the Route will be completed by Vendor on or before November 1, 1998. All of the Sprint Fibers will be engineered and constructed for optimum operation at 1550 nanometers (nm). The following Exhibits, attached hereto, are by this reference incorporated herein.

         Exhibit A         Preliminary Route/Engineering Diagram

         Exhibit B         Leased Fiber Specifications

         Exhibit C         Vendor Site Specifications

         Exhibit D         Maintenance Standards

         Exhibit E         Contact/Escalation List

         Exhibit F         Vendor Deliverables

         Exhibit G         Work Activity Scheduling

         Exhibit H         Access to Third Parties and Third Party Connections

         2.2 Vendor will deliver to Sprint the information contained in Exhibit A prior to execution of the Agreement. Vendor will provide to Sprint the deliverables in Exhibit F within the time frames described therein.

         2.3 Vendor must provide to Sprint the Sprint Space, as further defined in Exhibit C, along the Route for the purposes of installing equipment to operate a telecommunications network. Vendor will work with Sprint and obtain Sprint's concurrence in acquiring any required Vendor Sites. Vendor hereby grants to Sprint the right to operate its telecommunications network within the Vendor Sites and to perform, unimpeded, all activities associated with such operation, including access to third parties subject to Exhibit H hereof, for the purpose of interconnecting with Sprint's network.

         2.4 Vendor grants Sprint access to interconnect the Sprint Electronics to the Sprint Fibers. The Sprint Electronics may be upgraded, rearranged, maintained, repaired, replaced or otherwise changed at the sole discretion of Sprint. Any such

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action described in the previous sentence relating to the Sprint Electronics will not result in a modification of the payment obligations of Sprint to Vendor, unless additional power or square footage would be required.

         2.5 The demarcation points between Vendor and Sprint will be located inside the Sprint Site or Sprint Space and are defined to be at the Fiber Storage Panel (ADC FSP80) (FFSP). FC Ultra Physical Contact (FCUPC) factory connectorized pigtails are to be used from the outside plant cable to the FSP. Vendor shall furnish the connectorized pigtails in all locations for fiber cable termination at the FSP. Vendor will maintain the FSP and pigtails. In order to maintain acceptable loss limits on the Sprint fibers, there may not be any other connections installed on the Sprint fibers in any sites without Sprint's express written consent.

ARTICLE 3.  ACCEPTANCE

         3.1 During construction of the Route, Vendor will hold periodic meetings with Sprint's Network Implementation Management Department to finalize the engineering of the Route and inform Sprint of any proposed changes in right-of-way configurations and obtain Sprint's concurrence in any such changes. All meetings will be arranged on a time and location schedule acceptable to all parties. Vendor will provide milestone schedules every two weeks to Sprint's Network Implementation Management Department (901 E. 104th St., Kansas City, Missouri 64131). At least fifteen (15) days prior to the anticipated Route completion date, Vendor will provide written notice to Sprint's Network Implementation Management Department in order to schedule a Route inspection. Upon Route completion, Vendor will submit a written notice of completion along with Optimal Time Domain Reflectometer (OTDR) traces and end-to-end loss measurements at 1550 nm to Network Implementation Management Department. Sprint will complete its Route and Sprint Space inspection within ten (10) business days of receipt of Vendor's notice of completion. Based on Sprint's inspection of the Route and Sprint Space, the Parties will mutually agree upon a list of any items to be corrected. Vendor will correct any such items that are the responsibility of Vendor pursuant to the terms and conditions hereof, at Vendor's sole cost. Sprint will provide a notice of Acceptance of the Sprint Fibers ("Acceptance"), in writing, when the Parties mutually agree the Route and Sprint Space is in conformance with this Agreement and all product specifications. Billing for the charges listed in this Agreement may begin as of the date of Acceptance.

         3.2 In the event deficiencies are identified, Sprint may, at its option, Conditionally Accept the Sprint Fibers and Sprint Space and, upon such Conditional Acceptance, will commence payment of an amount to be agreed upon by both

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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.

Parties. In no event, will the amount to be paid exceed [**] of the total monthly recurring charges as set forth in Article 6 Vendor will correct any such deficiencies within thirty (30) days of Conditional Acceptance. Should any such identified deficiencies remain uncorrected at the end of the thirty (30) days unless otherwise excused herein, then, Sprint may, at its discretion and at its option, correct such deficiencies, at Vendor's sole expense. Sprint may offset the reimbursement owed for correcting any deficiencies against the fees to be paid under this Agreement. If Sprint is unable to correct the deficiencies or chooses not to correct the deficiencies, Sprint may, at its option, 1) terminate this Agreement upon written notice to Vendor without liability and obtain reimbursement from Vendor for any amounts paid to Vendor up through the date of termination, or 2) continue to use the Sprint Fibers and Sprint Space on a Conditional Acceptance basis until all deficiencies are corrected.

         3.3 If completion and Acceptance, or Conditional Acceptance of the Route and Sprint Space does not occur by November 1, 1998, because of any failure not otherwise excused of Vendor, and Sprint does not terminate this Agreement, Vendor will pay to Sprint [**] until the Sprint Fibers and Sprint Space are Accepted by Sprint as set forth herein.

         3.4 The Vendor's completion and Acceptance, or Conditional Acceptance of the Route and Sprint Space by Sprint on or before November 1, 1998 relies on Sprint's provisioning of building entry facilities and conduit at [**] and [**]. The Vendor shall not be responsible, held liable or be subject to liquidated damages in the event Sprint is unable to deliver such entry facilities and conduit for Vendor's installation of the cable on or before August 15, 1998.

ARTICLE 4.  MAINTENANCE

         4.1 Vendor will construct, operate and maintain the Route in accordance with industry standards and the terms of this Agreement, including the Exhibits. Vendor will have obtained all required regulatory authorizations, construction permits, and appropriate agreements for installation and use of the Route in conduit, on poles, and/or in trenches on public or private property. It is expressly understood that the Route may be installed in or on ROW, the use of which is licensed or leased to Vendor by others. Vendor will have acquired such ROW (including any necessary renewals or new licenses or leases) and obtain for Sprint the right to use, maintain and access the Route without interruption and a guarantee of non-disturbance during the Term of this Agreement and any renewals. Vendor will

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immediately inform Sprint in the event that Vendor is unable, after diligent and good faith efforts, to obtain renewals of existing licenses or leases, new licenses or new leases, in order to enable Sprint to protect its rights to use, maintain and access the Route provided during the Term of this Agreement.

         4.2 Vendor will perform all routine and ordinary maintenance and repairs, as well as emergency repairs to correct any failure, interruption or impairment in the operation of the Route. In the case of Potential Service Affecting Conditions, Vendor will 1) notify Sprint's Transmission Control Center (see Exhibit E); and, 2) dispatch properly equipped and trained personnel to be on-site within two (2) hours of notice of any emergency to take corrective action. Once on-site, Vendor will repair the Route in accordance with the maintenance standards outlined in Exhibit D. Sprint reserves the right to have representatives available to monitor the progress of the restoration effort. Vendor field forces will provide information on the progress as requested unless providing the information will delay the restoration effort. Restoration of the cable and any splicing of the Sprint Fibers will be completed by Vendor in a systematic and rotational manner with Sprint Fibers having equal priority to other fibers within the cable. Sprint reserves the right to perform or assist with the cable restoration in the event that the Vendor is unable or unwilling to perform the restoration effort.

         4.3 Scheduled service-affecting work will only be performed upon concurrence by Sprint's Scheduled Events Management Control Center and conducted only at a time which will least affect Sprint's business (see Exhibit G). Vendor will notify Sprint's Scheduled Events Management Control Center at (800) 892-0960 five (5) business days prior to any scheduled service-affecting work and obtain Sprint's concurrence prior to the commencement of such work.

         4.4 Vendor will obtain Sprint's consent, which shall not be unreasonably withheld, for any Route relocation six months prior to relocation. If Vendor does not have knowledge of the need to relocate six months prior, then Vendor must obtain Sprint's consent at Vendor's first notification that relocation is necessary, but in no case less than ninety (90) days prior to relocation. Relocation of the Route will be at Vendor's sole expense. In addition, Vendor will reimburse Sprint for any expenses incurred by Sprint as a result of Route relocation. Emergency service affecting Route relocation will only be performed after obtaining Sprint's consent. Consent will not be unreasonably withheld by Sprint.

         4.5 Vendor will, at the beginning of each quarter, provide Sprint's Transmission Control Center (TCC), with an updated contact/escalation list to aid in trouble reporting and resolution. The current list and the TCC address and phone number are attached as Exhibit E and may be revised by either party from time to time by written notice.

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         4.6 Sprint may request that Vendor splice into the Sprint Fibers at additional mutually agreed to points in the future. Sprint will schedule all such splicing activities with Vendor at a mutually agreed-upon time. Vendor will perform all such splicing at Sprint's sole cost.

         4.7 Vendor will not outsource any services Vendor is required to provide to Sprint other than construction, maintenance or repair services to third party service providers or suppliers unless Vendor first obtains Sprint's written consent to the suppliers' qualifications, which consent shall not be unreasonably withheld.

         4.8 The Parties expressly agree that Sprint may retest the Sprint Fibers at any time during the Term of this Agreement, using its own equipment, provided that such re-testing will be at Sprint's sole cost. If the Sprint Fibers fail to meet or exceed the specifications set forth in Exhibit B, such deficiencies found by Sprint will be corrected at Vendor's expense.

         4.9 The Parties expressly agree that Sprint may inspect the Vendor Sites at any time during the Term of this Agreement upon reasonable prior notice to the Vendor provided that such inspection will be at Sprint's sole cost. If the Vendor Sites fail to meet or exceed the specifications set forth in Exhibit C, such deficiencies found by Sprint will be corrected at Vendor's expense.

         4.10 Vendor will correct deficiencies pursuant to the following parameters:

                  a) Service Affecting Condition- Correction will commence immediately upon discovery. Corrections must be completed within 24 hours or using Vendor's best efforts. Failure to comply will constitute default as stated in Article 12 and Vendor will be subject to the remedies stated therein.

                  b) Potential Service Affecting Condition- Correction will commence immediately upon notification by Sprint. Corrections must be completed within five (5) days or using Vendor's best efforts. Failure to comply will constitute default as stated in Article 12 and Vendor will be subject to the remedies stated in therein.

                  c) Other- Any deficiency not falling within the parameters of 4.10(a) and (b) will be corrected within 30 days of notification by Sprint. Failure to comply will constitute default as stated in Article 12 and Vendor will be subject to the remedies stated therein.


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         4.11 A credit will be issued to Sprint when Service Affecting Conditions arise on the Route as set forth in this Agreement for a time period of [**] or more:

         Less than [**]:   Proportional credits for the time
                           period the Route did not meet the
                           specifications as set forth in this
                           Agreement.

         More than [**]:   [**] the proportional credit for the time period the
                           Route did not meet the specifications as set forth in this Agreement.

Such time period begins when Vendor is notified that the Route fails to meet the specifications outlined in this Agreement and ends when the Route resumes operating in accordance with the specifications outlined herein.

ARTICLE 5.  TERM/TERMINATION

         The Agreement will commence as of the date and year above written and will continue for a term of twenty (20) years after the date of Acceptance or Conditional Acceptance of the Route by Sprint. Upon expiration of the initial term, Sprint will have one (1) additional five (5) year option to extend the Term and five (5) successive one (1) year options to extend the Term. Each option to extend the Term will be exercisable by Sprint as set forth in Article 6.2.

ARTICLE 6.  COMPENSATION

         6.1      Lease of Dark Fiber

                  6.1(a) During the Term of this Agreement, Sprint will pay [**] to Vendor in arrears beginning one hundred twenty (120) days after Acceptance, and monthly thereafter for the term of the Agreement. If Acceptance or termination occurs on other than the first day of the month, such payment due will be pro-rated according to the number of days of service provided in that month. Such monthly recurring charge will compensate Vendor for the provision and maintenance of the Route. No other amounts will be charged to Sprint for the use of the Route as contemplated under this Agreement unless agreed to by both Parties.

                  6.1(b) Upon execution of this Agreement, Sprint will pay Vendor the initial three (3) months of the monthly recurring fees, as set forth in Article 6.1(a), or a total payment of [**].


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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.


                  6.1(c) Vendor will provide Tax ID numbers and W-9 forms to Sprint before or in concurrence with issuance of the first invoice.


                  Vendor will send all invoices to:

                           Sprint Communications Company L.P.
                           Real Estate Finance
                           P.O. Box 12908
                           Shawnee Mission, KS 66282-2908

                  Sprint will send all payments payable hereunder to:

                           FiveCom LLC
                           391 Totten Pond Road
                           Suite 401
                           Waltham, MA 02154-2014

                  6.1(d) Any amounts not paid by Sprint within forty-five (45) days after their due date will be subject to a late payment charge calculated from the invoice due date to the date paid, at an interest rate of 1% per month.

                  6.1(e) Vendor warrants to Sprint that the prices charged to Sprint are and will remain the lowest prices charged by Vendor to others for dark fiber leases of similar term and fiber counts along this Route.

         6.2      Options for Extension of Dark Fiber Lease

                  6.2(a) Sprint is granted one (1) additional five (5) year option and five (5) one (1) year options and [**] for renewal of this Agreement upon the following terms and conditions:

                  6.2(b) Sprint will provide written notice to Vendor of its intent to exercise an option to renew at least sixty (60) days in advance of the expiration of the initial term or any renewal term.

                  6.2(c) Should Sprint elect to exercise any of its options to renew, the lease price per month for the Route for the renewal term will be an amount to be determined upon exercise of the option but not to exceed as follows:


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


               Five Year Option          To be determined but not exceeding [**]
               One Year Options          To be determined but not exceeding [**]

         6.3 Notwithstanding the foregoing, Sprint's exercise of any one year option shall be of no force or effect if Vendor has notified Sprint in writing prior to such exercise that Vendor has received notice from Northeast Utilities and its affiliates of their intention not to renew those certain agreements for the provision of fiber optic facilities and services, dated as of September 27, 1994, and February 27, 1998, respectively, among Northeast Utilities, certain of its affiliates and Vendor.

ARTICLE 7.  CONFIDENTIAL INFORMATION

         7.1 Each Party will preserve the other Party's confidential information obtained in constructing and leasing Sprint the Route with the same degree of care it takes in protecting its own confidential or proprietary information, however in no event shall either party exercise less than reasonable care.

         7.2 Vendor will not, without the prior written consent of Sprint, in any manner advertise, publicize or publish the fact that Sprint has entered into this Agreement.

         7.3 It is understood and agreed by Sprint that Vendor has the right to disclose this Agreement to governmental agencies having requisite governmental authority over the terms of this Agreement, provided that Vendor has given Sprint prior written notice of impending disclosure and Sprint has a reasonable opportunity to seek confidential treatment or a protective order or other such appropriate remedy.

ARTICLE 8.  WARRANTIES

         8.1 The Warranties and remedies set forth in this Agreement constitute the only warranties and remedies with respect to this Agreement. Such Warranties are in lieu of all other warranties, written or oral, statutory, express or implied, including without limitation the Warranty of merchantability and the Warranty of fitness for a particular purpose or use.

         8.2 Vendor warrants to Sprint that it has the right to perform as required under this Agreement and/or provide to Sprint the Sprint Fibers and Sprint Space, and that it is an entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power to enter into and perform its obligations under this Agreement.

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         8.3 Vendor warrants to Sprint that all performance obligations rendered by it will be designed, produced, installed, furnished and in all respects provided and maintained in conformance and compliance with applicable federal, state and local laws, administrative and regulatory requirements, and any other authorities having jurisdiction over the subject matter of this Agreement that were in effect at the time of such design, production, installation or furnishing, and it will be responsible for applying for, obtaining and maintaining all registrations and certifications which may be required by such authorities to the extent that failure to do so would materially and adversely affect its obligations under this Agreement.

         8.4 Vendor warrants to Sprint that the Route has been or will be installed in a workmanlike manner and in accordance with industry standards in all material respects and the specifications set forth in the Exhibits to this Agreement. Vendor further warrants that the Route will operate and be maintained in accordance with Article 4 for the term of this Agreement and any extensions.

         8.5 Each Party represents that it is not aware of any facts that would justify a complaint to the Federal Communications Commission or any state regulatory authority concerning the prices, terms or conditions of the transactions contemplated by this Agreement. The Parties also agree that in the event of a decision by a telecommunications regulatory authority at the federal, state or local level necessitates modifications in this Agreement, the Parties will negotiate in good faith to modify this Agreement in light of such decision.

ARTICLE 9.  INDEMNIFICATION

         9.1 Vendor Indemnity. Vendor agrees to release Sprint, irrevocably and forever, and will defend, pay all judgments, expenses, and costs (including attorney's fees) and generally indemnify, defend and hold Sprint harmless from all liability, suit, claim or proceeding ("claims") resulting from the performance or non-performance of this Agreement brought against Sprint by any person for any damage, loss or destruction of any kind, including, without limitation, loss to any property or for any personal injury, including, without limitation, death, defamation and invasion of privacy, to any person, including without limitation any personnel of Sprint or Vendor, if the loss, destruction, injury or death results or allegedly results, in whole or in part, from the act, negligence, error, omission or willful misconduct or breach of this Agreement by Vendor.

         9.2 Sprint Indemnity. Sprint agrees to release Vendor, irrevocably and forever, and will defend, pay all judgments, expenses, and costs (including attorney's fees) and generally indemnify, defend and hold Vendor harmless from all liability, suit, claim or proceeding ("claims") resulting from the performance or

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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         9.3 non-performance of this Agreement brought against Vendor by any person for any damage, loss or destruction of any kind, including, without limitation, loss to any property or for any personal injury, including, without limitation, death, defamation and invasion of privacy, to any person, including without limitation any personnel of Sprint or Vendor, if the loss, destruction, injury or death results or allegedly results, in whole or in part, from the act, negligence, error, omission or willful misconduct or breach of this Agreement by Sprint.

ARTICLE 10.  LIABILITIES

The Parties hereof shall not be liable to each other for any consequential, incidental, indirect, special, or punitive damages, or for lost profits, except as otherwise stated in this Agreement. This provision will not affect Sprint's right to liquidated damages.


ARTICLE 11.  INSURANCE

         11.1     Vendor's Insurance to Sprint

         (a) During the term of this Agreement, and for one year thereafter, Vendor will obtain and maintain and shall cause any subcontractors to obtain and maintain, at Vendor's sole expense, with financially reputable insurers which are licensed to do business in all jurisdictions where any work is performed and any Vendor equipment is located along this Route; not less than the following insurance:

                  (i) Workers' Compensation as provided for under any Worker's Compensation or similar law in the jurisdiction where any work is performed with an Employer's Liability limit of not less than [**] per accident.

                  (ii) Commercial General Liability, including coverage for Contractual Liability and Products/Completed Operations Liability, with limit of not less than [**] combined single limit per occurrence for bodily injury, personal injury and property damage liability, naming Sprint as an additional insured.

                  (iii) "All Risk" Property insurance covering not less than the full replacement cost of Vendor's Property while on a Sprint job site.


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                  (iv) Business Auto Insurance covering the ownership, maintenance or use of any owned, non-owned or hired automobile with a limit of not less than [**] combined single limit per accident for bodily injury and property damage liability, naming Sprint as an additional insured.

                  (v) Umbrella Excess Liability with the limits of not less than [**] combined single limit in excess of the above-referenced Employer's Liability, Commercial General Liability and Business
                           Auto Liability.

         11.2     Sprint's Insurance to Vendor

         (a) During the term of this Agreement, and for one year thereafter, Sprint will obtain and maintain and shall cause any subcontractors to obtain and maintain, at Sprint's sole expense, with financially reputable insurers which are licensed to do business in all jurisdictions where any work is performed and any Sprint equipment is located along this Route; not less than the following insurance:

                  (i) Workers' Compensation as provided for under any Worker's Compensation or similar law in the jurisdiction where any work is performed with an Employer's Liability limit of not less than [**] per accident.

                  (ii) Commercial General Liability, including coverage for Contractual Liability and Products/Completed Operations Liability, with limit of not less than [**] combined single limit per occurrence for bodily injury, personal injury and property damage liability, naming Vendor as an additional insured.

                  (iii) "All Risk" Property insurance covering not less than the full replacement cost of Sprint's Property while on a Vendor's job site.

                  (iv) Business Auto Insurance covering the ownership, maintenance or use of any owned, non-owned or hired automobile with a limit of not less than [**] combined single limit per accident for bodily injury and property damage liability, naming Vendor as an additional insured.


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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


                  (v) Umbrella Excess Liability with the limits of not less than [**] combined single limit in excess of the above-referenced Employer's Liability, Commercial General Liability and Business
                           Auto Liability.

         11.3     Waiver of Subrogation.

         (a) Each Party will look first to any insurance in their favor before making any claim against the other Party for recovery resulting from injury to any person (including their respective employees, if any) or damage to any property arising from any cause, regardless of negligence, and does hereby release and waive, and will cause their respective insurers to waive, their rights of recovery by subrogation against the other Party.

         11.4     Certificates of Insurance.

         (a) Each Party (including subcontractors, if any) must, as material condition of this Agreement, prior to the commencement of any work and prior to any renewal of insurance, deliver to the other Party a certificates of insurance, satisfactory in form and content as described in this section, evidencing that the above insurance, including waiver of subrogation, is in force and will not be canceled or materially altered without first giving the other Party thirty (30) days prior written notice.

         11.5 Nothing contained herein limits either Party's liability to the other Party to the limits of insurance certified or carried.

ARTICLE 12.  DEFAULT

         12.1 Vendor will be in default of this Agreement after written notice of event of default with no cure after thirty (30) days if: 1) Vendor becomes insolvent, liquidates, is adjudicated as bankrupt, makes an assignment for the benefit of creditors, invokes any provision of law for the relief of debtors, or initiates any proceeding seeking protection from its creditors; or 2) Vendor violates any applicable laws or other legal requirements which results in a material adverse impact on the provision of services to Sprint hereunder; or 3) Vendor fails to acquire and/or maintain necessary Right-of-Way for the uninterrupted use of the Route as required under this Agreement; or 4) Vendor fails to provide maintenance and/or repair services to the Route as outlined in this Agreement; or 5) Vendor fails to perform any material obligation under this Agreement; or as expressly provided in Article 4.10.

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          Confidential Materials omitted and filed separately with the
         Securities and Exchange Commission. Asterisks denote omissions.


         12.2 In any event of Vendor's default, Sprint has the right, but not the duty, and solely at its discretion, to initiate any of the actions that follow:

         (a) To terminate the Agreement. Termination will be immediate and effective upon notice. In such event, Vendor will release and discharge Sprint of and from any and all payment obligations, claims, causes of action, damages or liabilities, known or unknown, incurred by reason of, or in any way growing out of, the use of the Route or related to this Agreement.

         (b) To cure the event of default to the extent Sprint deems necessary to allow for the continued use of the Route or to complete construction of the Route for use by Sprint. In such event, Vendor appoints Sprint as its authorized agent, with authority to negotiate and obtain licenses, lease renewals, or ROW to allow for the completion of construction or to allow for Sprint's uninterrupted use of the Route. Vendor will reimburse Sprint for any costs associated with curing such default at a rate of [**] Sprint's direct cost for labor and services and [**] Sprint's direct costs for materials and fees which amounts are agreed by the parties to include Sprint's indirect overhead and administrative costs. Sprint may offset such reimbursement against any fees due and owing by Sprint. Sprint shall provide an itemized invoice to Vendor for any amount offset.

         (c) Sprint may reduce its monthly payment to Vendor by up to [**], (not including any offsets as described in 12.2 (b)), until the default is cured by Vendor at Vendor's sole expense.

         12.3 Sprint will be in default of this Agreement after written notice of event of default with no cure after thirty (30) days if: 1) Sprint becomes insolvent, liquidates, is adjudicated as bankrupt, makes an assignment for the benefit of creditors, invokes any provision of law for the relief of debtors, or initiates any proceeding seeking protection from its creditors; or 2) Sprint violates any applicable laws or other legal requirements which results in a material adverse impact on the provision of services to Sprint hereunder; or 3) Sprint fails to perform any material obligation under this Agreement.

         12.4 In any event of Sprint's default, Vendor has the right, but not the duty, and solely at its discretion, to initiate any one of the actions that follow:


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         (a) To terminate the Agreement; termination will be effective upon 30 days prior written notice, if such default is not cured or not capable of cure within such 30 days notice.

         (b) To cure the event of default to the extent Vendor deems necessary.

ARTICLE 13.  TAXES

Vendor will be fully responsible for the payment before delinquency of any and all ad valorem, property, franchise, gross receipts, sales, use and other taxes directly applicable to the leasing of the Route to Sprint.

ARTICLE 14.  ARBITRATION

         14.1 Any dispute arising out of or relating to this Agreement that cannot be settled between the concerned parties, will be finally settled by arbitration. The arbitration will be in accordance with the rules of the American Arbitration Association applying the substantive law of Kansas without regard to any conflict of law provision. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. Section 1 et seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The arbitration will be held in the New York City, or other mutually agreeable city. The arbitrator(s) are not empowered to award damages in excess of compensatory damages and each Party waives any damages in excess of compensatory damages.

         14.2 Notwithstanding the foregoing, either Party may bring a claim for injunctive relief in any court of competent jurisdiction without first submitting the claim to arbitration.

         14.3 No claim may be brought by either Party more than one (1) year after the claim has accrued.

ARTICLE 15.  ASSIGNMENT

         The Parties agree that this Agreement is personal in nature and neither Party may assign this Agreement or any of its rights or delegate its obligations without the prior written consent of the other Party, such consent shall not be unreasonably withheld. However, Sprint may assign this Agreement to any Sprint affiliate without notice or consent of Vendor.

ARTICLE 16.  MISCELLANEOUS


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         16.1 Any work performed by either Party on the premises of the other
Party will be performed while taking all necessary precautions to prevent the occurrence of any injury to persons or property during the progress of such work and will adhere to security procedures, policies and operation of the Party controlling the premises where work is being performed. Vendor will not enter upon Sprint Space and/or Sprint property without first notifying and obtaining consent from the Sprint Field Operations Supervisor.

         16.2 The failure of either Party to give notice of default or to enforce or insist upon compliance with any of the terms or conditions of this Agreement shall not be considered the waiver of any other term or condition of this Agreement.

         16.3 Vendor will immediately notify Sprint Transmission Control Center by telephone (see Exhibit E), to be followed by written confirmation within twenty-four hours, of the use of any product utilized in providing services, which fails to comply with any applicable safety rules or standards of concerned governmental agencies (including the Environmental Protection Agency), or which contains a defect which could create or present a substantial risk to stored data, software, or the public health, or of injury to the public or to the environment.

         16.4 This Agreement does not constitute either Party as the agent or legal representative of the other Party, and does not create a partnership or joint venture between the Parties. Each Party may engage in and possess other business ventures that are competitive with the services under this Agreement. This Agreement is not intended to be an exclusive Agreement for any services.

         16.5 This Agreement, including all exhibits and attachments, sets forth the entire Agreement between Sprint and Vendor with respect to the subject matter contained and may not be amended or modified except by written document, signed by both Parties.

         16.6 If any provision of this Agreement is held to be unenforceable, the remaining provisions will remain in effect, to be construed as if the unenforceable provisions were originally deleted.

         16.7 The rights and remedies of the Parties are cumulative and in addition to any other rights and remedies provided by law or equity. A waiver of a breach of any provision of this Agreement will not constitute a waiver of the same or any other provision. The laws of the State of Kansas will govern this Agreement.

         16.8 Articles 6.1(c), 7, 8, 9, 10, 14, 16.8, as well as the rest of the terms and provisions of this Agreement that by their sense and context are intended to survive

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the performance thereof by the Parties will survive the completion of performance and termination of this Agreement.

         16.9 Each Party shall perform its obligations hereunder in such a manner that its performance does not violate any governmental law, rule or regulation.

ARTICLE 17.  FORCE MAJEURE EVENTS

         17.1 If either Party becomes unable, either wholly or in part, by an event of Force Majeure, to fulfill its obligations under this Agreement, the obligations affected by the event of Force Majeure will be suspended only during the continuance of that inability. The Party so affected will give written notice of the existence, extent, and nature of the event of Force Majeure to the other Party within forty-eight (48) hours after the occurrence of the event. The Party so affected will remedy its inability as soon as possible. Failure to give notice will result in the continuance of the affected Party's obligations regardless of the extent of any existing Force Majeure.

         17.2 The term "Force Majeure" as used in this Agreement means acts of God, strikes, lockouts, or other industrial disturbances, acts of public enemies, wars, blockades, insurrections, riots, epidemics, earthquakes, fires, floods, restraints or prohibitions by any court, board, department, commission, or agency of the United States or any states, any arrests or restraints, civil disturbances, or explosions. Rain, snow, ice, or other adverse, non-catastrophic weather conditions will not be considered events of Force Majeure.

ARTICLE 18.  NOTICES

         Notices will be in writing, mailed certified with return receipt requested, effective upon receipt and sent to:


              Sprint:       Sprint Communications Company L.P.
                            Attn.: Real Estate Acquisitions and Administration 1200 Main Street
                            Kansas City, Missouri 64105

              Copy to:      Sprint Communications Company L.P.
                            Attn.:  Real Estate Counsel, General
                            Business Group
                            8140 Ward Parkway
                            Kansas City, Missouri 64114

              Vendor:       FiveCom LLC

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                            Attn: President
                            391 Totten Pond Road
                            Suite 401
                            Waltham, MA 02154-2014


              Copy to:      Hale and Dorr
                            Attn:  Alexander Bernhard
                            60 State Street
                            Boston, MA 02109

or to replacement addresses that may be later designated in writing.


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


IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in duplicate originals on the day and year below written, but effective as of the day and year first set forth above.


FiveCom, LLC                          SPRINT COMMUNICATIONS
By it Manager, FiveCom, Inc.          COMPANY L.P., A DELAWARE
by its President                      LIMITED PARTNERSHIP

By: /s/ Victor Colantonio             By: /s/ James B. Farris
    -------------------------             ------------------------
Name:  Victor Colantonio              Name:   James B. Farris
Title: President                      Title:  Director, Real Estate Acquisition
                                              & Administration
Date: 3/31/98                         Date: 4/7/98
     ------------------------               ----------------------



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                                    EXHIBIT A


                      PRELIMINARY ROUTE/ENGINEERING DIAGRAM


Preliminary Fiber Route Information Required From Vendor to be attached prior to execution of Agreement:

1)       Route Plan or Proposed Route Plan with Maps drawn to scale.
2)       Fiber Type.
3)       Fiber Cable Manufacturer.
4) Facilities Floor Plans (electronic and hard copies). The electronic copies should be on compact disc or three and one half inch (3.5") floppy diskettes in the following three formats: DGN (MicroStation); DXF (Drawing Interchange Format); and DWG (AutoCad Drawing File Release
         13) at Vendor's sole cost.
5)       Bellcore CLLICode Information Requirements:
                  a)       Site Name/Purpose-
                  b)       Address:
                                    i)      Street and street number
                                    ii)     City
                                    iii)    State
                                    iv)     Zip
                                    v)      County
                  c)       Longitude/Latitude Coordinates
                  d)       NPA/NXX
                  e)       Directions to the site
                  f)       Lease effective date
                  g)       Lease termination date


                                  END EXHIBIT A


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                                    EXHIBIT B


                           Leased Fiber Specifications


Sprint Network Span and Fiber Acceptance:

Span Requirements:

Span documentation must be performed using the two following methods, (i) OTDR (optical time domain reflectometer) and (ii) insertion loss (stabilized light source and power meter) measurement in each direction at 1550 nm wavelength.

         1)       Maximum total span loss must not exceed 35.0 dB at 1550 nm.

         2)       Maximum dB/km loss must not exceed 0.30 dB/km at 1550 nm.

         3)       Typical span scenario 30.0 dB = 120km X .30dB/km.

         4)       Maximum fiber loss scenario 35.0 dB = 100 km X .30 dB/km.

         5) Maximum span dispersion = 2250 ps/nm.

         6) All Connector Assemblies must be (FCUPC) physical contact design, and must meet or exceed 50 dB return loss. Connectors must have a mean insertion <0.4 dB with maximum insertion loss
                  <0.6 dB.

         7) Fiber Protection for fan-out and terminating fibers must have 900 um tight buffer tube, a Kevlar strength member, a cable jacket with an overall diameter 2.9 mm.

         8) Performance levels must be maintained as accepted during the entire duration of the agreement.

         9) The splice loss will average .15dB. Splices shall be measured using bi-directional methods to average absolute splice loss. In no case shall a fiber show a point discontinuity greater than 1.0 dB. Discontinuities (known as steps, splices, or attenuation non-uniformity) shall be measured with an optical time domain reflectometer (OTDR) to determine the loss of the localized attenuation. The least squares fit method of measurement must be used to determine the magnitude of the loss of a point discontinuity.

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         10)      All fiber splices will be fiber to fiber fusion type.

         11)      Cable and pigtails will be fusion spliced.

         12) Any mechanical connections in a span will be reviewed by Sprint. If it is detrimental to the Sprint network, Sprint reserves the right to remove the mechanical connection and replace it with a fusion splice.

         13) Test data including OTDR hard copies and electronic data must be submitted to Network Implementation Management before Route Acceptance. Data should be sent to:

         Network Implementation Management
         901 E 104th St.
         Kansas City, MO 64131

         14) Sprint, at its discretion, may choose to physically monitor any or all testing associated with Acceptance of Fibers.


Key optical performance Characteristics For Single-Mode Optical Cables:

Attenuation Single Mode Non-Shifted:

         1) The attenuation must not exceed 0.30 dB/km when measured at a wavelength of 1.55 microns (1550 nm) using the two point measurement.

         2) The attenuation must not exceed 0.40 dB/km when measured at a wavelength of 1.30 microns (1310 nm) using the two point measurement.


Attenuation Versus Wavelength Single-Mode

         1) The attenuation for the wavelength region from 1525 nm to 1575 nm must not exceed the attenuation at 1550 nm by more than
                  0.05 dB/km.

Chromatic Dispersion Non-Dispersion Shifted (ps/nm-km):

         1) For conventional single mode fibers, the zero dispersion wavelength must be 1301.5 to 1321.5 nm. The maximum dispersion slope (SoMAX) must be no greater than 0.092ps/(km-nm2). The nominal zero

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                  dispersion wavelength must be near 1310 nm zero dispersion range. The dispersion between 1530 and 1570 nm must be less than or equal to 18 ps/(nmo km).

Cutoff Wavelength:

         1) The cutoff wavelength of cabled fiber must be less than 1260 nm.

Core Diameter:

         1)       The core diameter must be typically 8.7(plus/minus) 1.3 pm.

Temperature:

         1) Operating Temperature Range -40(degree) C to +70(degree) C (-40(degree)F to 167(degree)F).

Cable Installation Requirements:

Construction:

         1) Cable must be constructed in accordance with sound commercial practices. The National Electric Safety Code shall be followed in every case except where local regulations are more stringent, in which case local regulations shall govern.

         2) Vendors cable shall be constructed and maintained so that it is 100% diverse from any Sprint facilities. All construction into Sprint sites must follow Sprint specifications for diverse entrance. Any routing changes made after construction must be approved by Sprint.


                                  END EXHIBIT B


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



                                    EXHIBIT C

                           Vendor Site Specifications

Construction

1) Vendor will work with Sprint and obtain Sprint's concurrence in determining the location of the Vendor Site.

                  a)       The Vendor Site will be small-arms resistant.

                  b) The Vendor Site will be constructed to Sprint's standards regarding Radio Frequency Interference
                           (RFI) and Electromagnetic Interference (EMI) shielding. There should be 20-40dB of shielding at each vendor site for frequencies of 1 mghz and above.

2) Vendor will provide the following to Sprint:

                  a) At least 120 square feet of floor space at Sprint Regenerator location for Sprint electronics which shall be physically separated and secured according to Sprint's specifications, with a separate entrance for 24-hour Sprint access.

                  b) Additional square footage may be required at specified sites for Sprint Electronics and administrative purposes.

                  c)       Access to the site for Sprint
                           technicians/representatives and vehicles, including full rights of ingress and egress into the building to the Sprint Space.

                  d) Fire suppression system, as approved by Sprint and such approval shall not be unreasonably denied.

                  e) Security measures should be commensurate with the area of the site and should include: Best Locks(TM) and a motion detection lighting system outside the site.

                  f) Vendor will provide unistrut mounted to the ceiling above the Sprint Space per Sprint engineering specifications.

                  g) All required Fiber Distribution Panels (FDPs) and relay racks.


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                  h)       AC overhead light fixtures, along with at least four
                           (4) 110 or 120 volt AC duplex outlets, to be located within six (6) feet of Sprint Electronics within the Sprint Space.

                  i) Adequate equipment egress to be provided for Sprint's use.

                  j)       Adequate parking for Sprint vehicles.

                  k) All doors will bear signs with the following information: Emergency telephone numbers (police and fire), and prohibition of the use of cellular devices within the building.

                  l) Joslyn Electronics AC lightning arresters or equivalent for protection of AC power entrances at Vendor Sites and Sprint Space. Installation and maintenance must meet Sprint engineering specifications.

Power

1) Vendor will provide Sprint with all AC and DC power at the Vendor Site required to operate Sprint's equipment, to include the following:

         a) An emergency backup generator is required. The generator must be permanently installed at the Vendor Site. The generator system must be sized to carry the full AC electrical load of the site, including all air conditioning and DC rectifiers. The generator system must be designed and maintained so as to carry the full AC electrical load of the site continuously for seventy-two (72) hours and have auto-transfer switching the capacity.

         b) A redundant -48V nominal, 100 A DC electrical feed is required at regenerator sites. A redundant -48V nominal, 200 A DC electrical feed is required at POP and or Regen sites. These feeds will terminate at a Battery Distribution Circuit Breaker Board (BDCBB). The DC power plant will be equipped with redundant rectifiers so that the loss of one rectifier will not impede the delivery of Sprint's required current ratings. The 100 A redundant feed requires two (2) separate circuits to the BDCBB. Each circuit should be protected by an over-current protection device rated at 100 A. Each feed should be designed with a maximum loop voltage drop of one volt (1 V) at the full 100 A. The 200 A redundant feed requires two separate circuits to the BDCBB. Each circuit should be protected by a over-current protection device rated at 200 A. Each feed should be designed with a maximum loop voltage

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                  drop of one volt (1 V) at the full 200 A. The BDCBB will be installed in a relay rack separate from other equipment. The BDCBB will be equipped with ten (10) 20 A circuit breakers, ten (10) 30 A circuit breakers and four (4) 50 A breakers. The breakers must be alarmable.

         c) There will be no point in the DC electrical system past the site main AC disconnect to the BDCBB where AC or DC current must flow through a single over-current protection device. This requires that there must be more than one AC source to the rectifiers and there must be more than one rectifier. If battery disconnects are used there must be more than one battery system. If the Sprint BDCBB is fed from a Secondary Power Distribution Unit (SPDU), said SPDU must be fed with redundant, parallel feeds, each capable of supporting the full load of the SPDU. The redundant feeds described above fulfill this requirement for the system from the primary DC bus bars or SPDU to the Sprint BDCBB.

         d) The Vendor's battery plant will be engineered and maintained so as to provide eight (8) hours reserve time for Sprint Electronics. This will require the Vendor's DC power feeds to be able to provide the full DC current load (100 A for regenerator sites and 200 A for POP sites) at a voltage no smaller in magnitude than 43.44V continuously for eight (8) hours with no commercial or generator AC power.

         e) Vendor will provide to Sprint wire termination access to the office principal ground bar of the Vendor Site.

Entrance

1) Vendor will follow Sprint's specifications for diverse entrance when bringing the Sprint Fibers into the Vendor Site.

2) Sprint will have the right to bring in additional cables pursuant to Exhibit H, and/or conduit to the Sprint Space and Vendor will work with Sprint to facilitate construction and/or installation for such activities. Vendor will not charge any additional charges for the additional cable.

3) Sprint will have the right to upgrade the Vendor Site in the future to a POP site. Sprint will provide notice to Vendor of its intent to upgrade and will provide information regarding any additional facility requirements.

Maintenance
1) Vendor will monitor and maintain the Vendor Sites on a twenty-four (24) hour a day, seven (7) days a week basis.

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2)       Vendor will notify Sprint immediately upon Vendor becoming aware of any potential service affecting condition(s).

3) Vendor will maintain the grounds and exterior/interior of the building so as to provide an appropriate environment for housing telecommunications equipment. The facility must be clean and free of debris, the grounds must be free of weeds and trash, but in any case the facility shall be kept in a condition that meets no less than industry standards.

4) Vendor will maintain batteries within the DC power plant in accordance with manufacturers' recommendations.

Environmental Conditioning

1) Vendor will maintain the environmental temperature inside the Vendor Sites at seventy-three degrees (73(degree)), plus or minus five degrees ((plus/minus) 5(degree)). Humidity must not exceed 55%. Environmental conditions within the Vendor Sites will be maintained at a level which is appropriate for the operation of telecommunications equipment, which in any case shall be no less than manufacturer's or industry standards.

Alarms

Vendor will provide to Sprint visibility to Vendor Site environmental and power alarms. These alarms should be dry-contact, normally open. All alarms will be collected and brought into Sprint Space. When Sprint sees an alarm condition, Sprint will notify Vendor and if appropriate, request Vendor to dispatch personnel immediately. The necessary alarms for a POP site and a regenerator site are as follows:

Above Ground                           Below Ground

1)       Building Door                        1)       Building Door
2)       Building Temperature                 2)       Building Temperature
3)       Commercial AC Power                  3)       Commercial AC Power
4)       Fire & Smoke                         4)       Fire & Smoke
5)       Charger Major                        5)       Charger Major
6)       Charger Minor                        6)       Charger Minor
7)       Breaker Fuse                         7)       Breaker Fuse
8)       Charger High/Low                     8)       Charger High/Low
9)       Generator Run                        9)       High Humidity, if needed
10)      Generator Fail                       10)      Toxic Gas
11)      Halon Discharge                      11)      Explosive Gas
12)      Halon Trouble                        12)      Sump Pump

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



                                              13)      High Water Level
                                              14)      Fresh Air Exchange
                                              15)      Generator Run
                                              16)      Generator Fail

Utilities/lnsurance/Taxes

1) Vendor will pay any and all charges for utility services at the Vendor Site. Charges can include, but are not limited to, electric power necessary for common alarms, interior and exterior lighting, environmental systems, Sprint Equipment, Vendor equipment; any water or sewer charges necessary for the operation of the Vendor Site.

2) Vendor will be responsible for obtaining any insurance required for the Vendor Site, except that Vendor will not be responsible for providing insurance for the Sprint Electronics.

3) Vendor will pay any and all taxes, assessments or fees, including but not limited to, ad valorem, real and/or personal property taxes, special assessments, permit fees, franchise, gross receipts, use and other taxes associated with the Vendor Site. Sprint will pay any fees or assessments directly assessed against Sprint Electronics.


                                  END EXHIBIT C


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



                                    EXHIBIT D


                              Maintenance Standards

I.       Cable Route Maintenance (Buried Plant)

         Vendor will operate according to the following industry standards:

1)       Rural Telephone Association
2)       National Electric Safety Codes
3)       Fire Code
4) One Call-Vendor will maintain membership in and respond to tickets from the appropriate one call agency, taking appropriate/prudent measures to ensure digging activity does not jeopardize the cable
5) Participation in a cable awareness program with contractors, local, city, country, and state officials.
6) Place Industry Standards High Visibility Signs at all prominent locations along the cable route, to include, but not limited to:
                  a)       One sign on each side of all road crossings.
                  b)       At the beginning and end of all cable deviations.
                  c)       At all splice locations.
                  d)       All river, creek, and major culvert crossings.
                  e) Provide large cable crossing signs, as necessary, on rivers with commercial traffic.
                  f) Place signs along all portions of the route with a maximum spacing of 1000 feet.
7) Provide adequate surveillance along the right of way to prevent cable damage due to erosion or man made activities. This should also include:
                  a) Maintenance of the right of way so that signs are always visible
                  b) Mark and maintain all splice points and ground connections.
                  c) Periodically inspect and correct any problems on all bridge attachments.

II.      Cable Route Maintenance (Aerial Plant)

1)       Visual Inspection once every six (6) months of:
                  a)       aerial cable
                  b)       electricity poles
                  c)       transmission towers
2)       ADSS Fiber Route Requirements:
                  a) ADSS cable will have clearance/separation from electrical power as stated in the National Electrical Standards.

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                  b)       ADSS routes will have routine maintenance to clear
                           trees and brush from right-of-way in accordance with Telephone Industry Standards.
                  c) Preventative Maintenance Program as per Telephone Industry Standards to include periodic inspection and replacement of any and all damaged/defective hardware including, but not limited to, lashing wire, strand, down guys, clamps, bolts, washers and nuts. This would also include periodic inspection and replacement of damaged/defective wooden, concrete or metal poles.
                  d) The overhead clearance between the ADSS Fiber Cable crossing over Rural Roads, Interstate Highway, Rail Road Tracks, Pedestrian Crossing and all other crossings would be in accordance with Telephone Industry Standards.

III.     Materials Readily Available to Technicians

The list below only serves as a reference and is not all inclusive:

Tools, equipment, and sufficiently qualified personnel necessary to effect a cable restoration.
1)       Any equipment necessary for inclement/cold weather and night work.
2)       Test equipment (OTDR) to identify fault location of cable.
3)       100 M emergency restoration cable.
4) Splicing equipment and equipment necessary to provide communications from the damage location, for coordination purposes and speed restoration activities.

IV.      Materials Available at a Central Location:

The list below only serves as a reference and is not all inclusive:

1) Cable reel with extended length of cable necessary to repair any type of outage.
2)       Handholes, Manholes, pipe, duct.  (If Applicable)
3) Materials required for pole attachments, messenger, lashing wire, guy anchors.
         (If Applicable)
4)       Specialized equipment to repair OPGW and ADSS cable. (If applicable)

V.       Training

The training listed below only serves as a reference and is not all inclusive:


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1)       Safety training as required, for the particular type of cable installation.
2) Hold periodic restoration exercises, as necessary, to maintain technician proficiency at cable repair. Sprint will be kept apprised of the current scheduling in advance and may choose to participate in or witness exercises to be sure personnel are adequately trained.
3) Cable fault isolation, using test equipment, span correlation and as-built drawings.
4) Cable preparation and splicing exercises. Contract employees would be required to meet the above standards as well, if they are expected to perform the job function.

VI.      Contractors:

The Vendor must certify that its contractors are capable of performing all the tasks they are required to perform. This would include, as applicable, cable location proficiency, excavation, and general safety.

Sprint must certify that its contractors are capable of performing all the tasks they are required to perform. This would include, as applicable, proficiency, and general safety.

VII.     Battery Maintenance Standards:

1) Sealed cell battery technology is relatively new and we have encountered a number of outages that could have been identified using new generation battery testing methods. (Ex: Biddle Bite Battery Impedance Testing Equipment. Unit #4697134, catalog #246002.)
2) Vendor will provide periodic impedance testing of sealed cell battery plants, when the plants are provided by vendor, in addition to normal industry standard battery maintenance.
3) Vendor will provide to their employees or contractors any training required to ensure the continued reliability of the DC power plant, as well as any other site equipment maintained by Vendor.

                                  END EXHIBIT D


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                                    ORIGINAL

                             Contact/Escalation List


1) Each Party agrees to provide a current Contact List to the other, upon request

VENDOR:
Vendor Contact for Emergency Repairs
         800-891-5080 Main Number (24 hours)

         888-886-3123 Michael Musen

         603-596-5100 James Harmon

         603-746-9961 Fast Center (Surveillance)


SPRINT:

1.       Sprint Contact for Emergency Repairs

                  For demand/emergency activity, contact Sprint's "Transmission Control Center" at 1-800-877-6627. Address is 9350 Metcalf, Overland Park, KS 66212.

2.       Sprint Contact for Scheduled Maintenance

                  Service affecting work should be scheduled through Sprint's "Scheduled Event Management Center" at 1-800-829-0960. The fax number is 1-800- 988-4347.

END EXHIBIT E


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                                    EXHIBIT F




                            WORK ACTIVITY SCHEDULING

DEFINITIONS:


1.      BUSINESS DAY:          From 0700 - 1700 Local Time, Monday - Friday
2.      LATE DAY:              From 1700 - 2300 Local Time, All Days
3.      OFF DAY:               From 0700 - 1700 Local Time, During Non-Critical
                               Weekends (Sat/Sun) or Holidays
4.      MAINTENANCE WINDOW:    From 2300-0700 Local Time, All Days
5.      INTL. MAINT. WINDOW:   Will be determined on a case-by-case basis


A PLANNED SYSTEM WORK PERIOD REQUEST SUBMITTED FIVE (5) DAYS IN ADVANCE (NOT INCLUDING WEEKENDS OR HOLIDAYS) IS REQUIRED TO PERFORM ALL ITEMS IN BOLD-FACED PRINT. NOTIFICATION OF PLANNED SYSTEM WORK SHOULD BE DONE THROUGH THE TELEPHONE NUMBER LISTED IN EXHIBIT E.

A.       ACTIVITIES AUTHORIZED DURING BUSINESS DAY:

         1. Testing, troubleshooting and repair of any circuit or related equipment item that is required immediately to provide satisfactory customer service levels.

         2. Testing, troubleshooting and repair of a customer out-of-service trouble condition for which there is an open trouble ticket.

         3. Normal DS1 level facility activations or deactivations within the network, up to and including non-service affecting cross-connect work in associated DSX bays.

         4. Testing, troubleshooting and repair of any circuit or service turn up which involves active work, at that time, with departments other than Operations or with other carriers, companies and vendors.


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         5.       Work on individual SS7 linksets that are out of service, and work to rediversify linksets in coordination with the NOCC/OSSC and applicable RCC.

         6. Routine access to systems in order to perform analysis, gather data, or determine if a trouble condition exists (if this work presents no danger to working systems nor any loss of redundancy).

         7. Activities required to maintain, collect or provide billing, traffic and other data (provided CPU usage is not critical and there are no concerns relating to same).

         8. Installation or removal of frames that are not powered, cabled or otherwise electrically connected. Installation or removal of any shelves, drawers, backplanes, cable, or cross-connects that are not connected to working equipment.

         9. Equipment alarm verification on non-working routes (not authorized during this time frame on overbuilds of existing routes).

         10. All permanent cable restoration up to, but not including opening the sheath.

         11. Monthly and quarterly preventive maintenance inspections on battery banks, to include verification of associated housekeeping alarms during the Quarterly PMI.

                           Annualized PMIs (annual/semi-annual), major power inspections and all major repair requirements detected during these inspections (e.g., any corrective action on intercell connectors or actual cell replacement) must be performed during the maintenance window.

         12. Routine preventive maintenance inspections on generators at non-switch sites.

                           Annualized PMIs (annual/semi-annual), non-routine repairs and associated power exercises must be pre-scheduled with, and approved by Scheduled Events Maintenance (SEM), before they are accomplished.

         13. Supervisory system repairs, upgrades, cutovers and conversions will be considered during this timeframe due to better technical/vendor support

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                  and personnel availability for monitoring purposes during the day. Final decision will be based upon customer considerations, risk factors involved, and NTAC/RCC/NOCC/TCC concurrence. All requests of this nature must include an alternate date/time for performance during the maintenance window.

         14. Day work necessary to complete special requirements that are imposed by federal, state, city or railroad right-of-way authorities. Each case must be reviewed on its own individual merit and should be performed during the maintenance window if at all possible.

         15. All demand maintenance that has been confirmed by NTAC and pre-approved by the controlling RCC/IMCC/NOCC/TCC (actions that must be accomplished immediately to prevent degradation or imminent loss of customer service).

WORK OTHER THAN THE ABOVE THAT HAS BEEN PRE-APPROVED BY SEM

B.       ACTIVITIES AUTHORIZED DURING OFF DAY:

         ITEMS 1-15:  SAME AS DURING BUSINESS DAY

         16. Sheath preparation for "Hot Cuts." If there is any requirement for protection switching, customer pre-approval must be obtained before requested activity may proceed (otherwise event must be accomplished during the maintenance window).

WORK OTHER THAN THE ABOVE THAT HAS BEEN PRE-APPROVED BY SEM

C.       ACTIVITIES AUTHORIZED DURING LATE DAY:

         ITEMS 1-15:  SAME AS DURING BUSINESS DAY


         17. Work necessary to turnup and alarm new DS3s that does not cause a loss of redundancy (except for the short duration lockout necessary on some equipment types) or affect customer service is also permissible. Any activation of this nature that has the clear potential to interrupt service, or involves an extended loss of redundancy (in excess of 5 minutes) must wait until the Maintenance Window.

         18. Rearrangement (encompasses facility rolls, circuit grooming, etc.) and routine repair/maintenance of multiplexed facilities (DS3 or lower) and

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                  their associated circuits, components or equipment, when LESS
                  THAN 10% of total circuit capacity is involved, and "mature judgment" dictates that customer service will not be affected.

         19. Non-service threatening work on permanent splices (rolls, splicing of non-working fibers, work within small office termination [SOT] box and other work that could cause switches or hits on the network must be performed during the maintenance window).

WORK OTHER THAN THE ABOVE THAT HAS BEEN PRE-APPROVED BY SME

D.       ACTIVITIES AUTHORIZED DURING MAINTENANCE WINDOW:

         ITEMS 1-16:  SAME AS DURING BUSINESS/OFF DAY
         ITEMS 17-21:  SAME AS DURING LATE DAY

E.       ACTIVITIES THAT MUST BE PERFORMED DURING THE
         MAINTENANCE WINDOW:

         ALL OF THE FOLLOWING ACTIVITIES REQUIRE A JEOPARDY
         REQUEST TO BE SUBMITTED AT LEAST FIVE (5) DAYS IN ADVANCE (not including weekends or holidays) OF THE DESIRED DATE

         20. Work activities that "could cause" a power disruption, loss of redundancy, switch to protect, cutoff or other customer service "hit."

         21. Work "pre-concurred" with by the TCC (such as circuit rolls or grooming), that requires removal from service of "more than 10%" of the total circuit capacity of any multiplexed facility (DS3 or higher), or in-depth maintenance and repair of the facilities associated components or equipment.

         22. Work "pre-concurred" with by the TCC, that "will cause" a power disruption, loss of redundancy, switch to protect, cutoff, or other customer service "hit."

         23. Any "non-demand" switch activity that could cause a loss of redundancy, restart or swact.

         24. Any DMS patch application/removal or office table parameter change that requires a restart (NTAC concurrence is required prior to SME approval).


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         25.      Isolation of any component of the SS7 network (i.e., STPs,
                  SCPs).

                                  END EXHIBIT F


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                                    EXHIBIT G




                               VENDOR DELIVERABLES

Vendor will provide the following items to Sprint in the timeframes indicated:

1) Vendor's construction schedule beginning thirty (30) days after execution of the Agreement (where applicable), with updates every two
         (2) weeks.

2) Upon Route completion, Vendor will submit a written notice of completion along with OTDR traces, end-to-end loss measurements at 1550 nm and access (keys) to Vendor Sites to Network Implementation Management Department.

3) Keys or access codes to vendor sites.

4) Fiber assignments within cable.

5) Copies of the as-builts within sixty (60) days of Sprint's Acceptance of the Route.

6) Final Route Maps drawn to scale with miles and linear feet between each site location.

                                  END EXHIBIT G


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                                    EXHIBIT H


               ACCESS TO THIRD PARTIES AND THIRD PARTY CONNECTIONS

1. Vendor hereby grants Sprint the right to install, maintain and operate the connections to the Sprint Fibers and the Sprint Space as follows:

         a. Third Party Connections. In the event Sprint intends to make Third Party connections at the Vendor's Sites, the Sprint Space and or to the Sprint Fibers, Sprint shall designate the location and manner by which the Third Party connection, including cable shall enter and exit Vendor's property, the Vendor's Site, the Sprint Space and connect to the Sprint Fibers at the FDP. Sprint may connect such Third Parties to the Sprint Fibers in the Sprint Space subject to the approval by Vendor of Sprint's connection plans. Sprint shall provide such specifications as are needed by Vendor for Vendor's approval of Third Party connections, such Vendor approval shall not be unreasonably withheld.

         b. Sprint's Right to Build and connect Third Party Segments. In the event that the Vendor does not have property and/or right-of-way available for Sprint to make Third Party connections. Sprint shall have the right to build or otherwise obtain such property from others, at Sprint's sole cost and expense.

         c. Work. The Vendor shall perform all Third Party connections on the Vendor's property. Sprint shall pay Vendor's costs to review connection plans and to oversee construction and installation of Third Party connections.

         d. Notice by Sprint. Sprint shall provide immediate written notice to Vendor if Sprint undertakes to connect to Third Parties at Vendor Sites.

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                            MAP OF SPRINT ROUTE PLAN





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                             DRAWING OF FIBER ROUTE







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                      TABLE OF LATITITUDE AND LONGITUDE OF
                         LOCATION OF EQUIPMENT SHELTERS

                                  END EXHIBIT H





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